EXHIBIT 21	LISTING OF SUBSIDIARIES

Subsidiary	State or Other Jurisdiction of Incorporation
Bel Manufacturera, S.A. de C.V.	Mexico
Fargo Mfg. Company, Inc.	New York
GAI-Tronics Corporation	Delaware
GAI-Tronics S.r.l.	Italy
Harvey Hubbell, Incorporated	Connecticut
Harvey Hubbell Limited	UK
Hipotronics, Inc.	Delaware
Hubbell Cayman Limited	Cayman Islands
Hubbell Cayman Investments Limited	Cayman Islands
Hubbell Asia Limited	Hong Kong
Dongguan Hubbell Electrical Products Company Limited	China
Hubbell Commercial and Trading (Shanghai) Co., Ltd.	China
Hubbell Luxembourg S.á.r.l.	Luxembourg
Wepawaug Canada Corp.	Canada
Electro Composites (2008) ULC	Canada
Haefely Test, AG	Switzerland
Hawke Asia Pacific Pte. Ltd.	Singapore
Hubbell Canada LP	Canada
Fábrica de Pecas Elétricas Delmar Ltda.	Brazil
Hubbell Canada Investments LP	Canada
Hubbell Finance LLC	Delaware
Hubbell Holdings Limited	UK
GAI-Tronics Limited	UK
Hawke Cable Glands Limited	UK
Hubbell Electric (Wuhu) Co., Ltd.	China
Burndy Technology & Global Business Services Private Limited	India
Hubbell Limited	UK
Chalmit Lighting Limited	UK
Hubbell Management, Inc.	Canada
OB Canada (1982) Inc.	Canada
Hubbell de Mexico, S.A. de C.V.	Mexico
Hubbell Distribution, Inc.	Delaware
Hubbell Incorporated (Delaware)	Delaware
Hubbell Building Automation, Inc.	Texas
Hubbell Investments Limited	Cayman Islands
Dual-Lite Cayman Limited	Cayman Islands
Hubbell Australia Holdco Limited	Cayman Islands
Hubbell (Australia) Holdings Pty. Limited	Australia
Austdac Pty. Limited	Australia
Hubbell Caribe Limited	Cayman Islands
Hubbell Investments S.a.r.l.	Luxembourg
Hubbell Switch Holding Co., Inc.	Delaware
Burndy Americas Inc.	Delaware
Burndy International Holdings S.a.r.l.	Luxembourg
Burndy Canada Inc.	Canada
Burndy do Brasil Industria, Comercio, Importacao e Exportacao de Conectores Ltda.	Brazil
Burndy Products Mexico, S.A. de C.V.	Mexico
Burndy LLC	Delaware
Burndy Technology LLC	Delaware
Hubbell International, LLC	Delaware
Hubbell Korea, Ltd.	Korea
Hubbell Industrial Controls, Inc.	Delaware
Gleason Reel Corp.	Delaware
Hubbell Lighting, Inc.	Connecticut
Arrow Consolidated Corporation	Pennsylvania

Subsidiary	State or Other Jurisdiction of Incorporation
Artesanias Baja, S. A. de C.V.	Mexico
Columbia Lighting Properties, Inc.	Michigan
Hubbell Entertainment, Inc.	Delaware
KV Holding Co., Inc.	Delaware
Versen Holdings, Inc.	Delaware
Kurt Versen, Inc.	Delaware
Lighting Corporation of America	Delaware
Progress Lighting Inc.	Delaware
Progress Lighting Properties, Inc.	Michigan
Progressive Lighting, Inc. (North Carolina)	North Carolina
Progressive Lighting, Inc. (South Carolina)	South Carolina
ECO PLUS, LLC	Wisconsin
Hubbell Plastics, Inc.	Delaware
Hubbell Power Systems, Inc.	Delaware
Hubbell Lenoir City, Inc.	Virginia
CDR Systems Corp.	California
CDR de Mexico S. de R.L. de C.V.	Mexico
Newco Condenser, Inc.	Delaware
PCORE Electric Company, Inc.	Delaware
Hubbell-Taian Co., Ltd.	Taiwan
Hubbell-Anmex Pte. Ltd.	Singapore
Hub Reinsurance Ltd.	Bermuda
HUBS, Inc.	Delaware
Pulse Communications, Inc.	Virginia
State Street Corp.	Connecticut
Wepawaug Development, LLC	Delaware
Canadian Connector Corporation	Canada
Connector Assembly, Ltd.	Ohio
Connector Manufacturing Company	Ohio
Hubbell Holdco Luxembourg S.a.r.l.	Luxembourg
Hubbell Holdings Europe Limited	UK
Powerohm Resistors, Inc.	Texas
Pen-Cell Plastics, Inc.	New Jersey
English Road Holdings, LLC	North Carolina
Fiber and Cable Accessories, Inc.	Georgia
Hubbell Operations, LLC	Delaware